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                                  EXHIBIT 11

                         CYPRUS AMAX MINERALS COMPANY
                   Computation of Per Share Earnings (Loss)
                      (In millions except per share data)


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
                                                                        1998                1997               1996
                                                                       -------             ------             ------
Net Income (Loss)..................................................    $   (75)            $   69             $   77
Preferred Stock Dividends..........................................        (19)               (19)               (19)
                                                                       -------             ------             ------

Income (Loss) Applicable to Common Shares..........................    $   (94)            $   50             $   58
                                                                       =======             ======             ======

Primary:
  Average Common Shares Outstanding................................       92.4               93.5               93.2

Diluted:
  Average Common Shares Outstanding................................       92.4               93.5               93.2
  Common Stock Equivalents-Options.................................          -                  -                 .1
  Conversion of Series A Preferred Stock...........................        9.6                9.6                9.6
                                                                       -------             ------             ------


  Diluted Average Common Shares Outstanding........................      102.0              103.1              102.9
                                                                       =======             ======             ======

Earnings (Loss) Per Share:
  Using Average Common Shares Outstanding..........................    $ (1.02)            $ 0.54             $ 0.62

  Using Diluted Average Common Shares Outstanding(1)...............    $ (0.74)            $ 0.67             $ 0.75

(1) Diluted earnings (loss) per share were anti-dilutive in 1998, 1997, and 1996.
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